UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2010

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices, including ZIP code)

(920) 684-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Amendment to Amended and Restated Credit Agreement

On October 7, 2010, The Manitowoc Company, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of August 25, 2008 (the “Credit Agreement”), by and among the Company, the subsidiaries of the Company party to the Credit Agreement as subsidiary borrowers, the financial institutions party thereto as lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms not otherwise defined in this Current Report on Form 8-K shall have their respective meanings set forth in the Credit Agreement, as amended through October 7, 2010.  The Amendment, among other things:

(a)                                  permits the Company to issue a new series of senior notes;

(b)                                 amends certain financial ratios that the Company is required to maintain, including (i) reducing the minimum Consolidated Interest Coverage Ratio and (ii) reducing the maximum permitted level of the Consolidated Senior Secured Leverage Ratio;

(c)                                  deletes the maximum Consolidated Total Leverage Ratio covenant; and

(d)                                 increases the ability of the Company and its subsidiaries to incur additional indebtedness and make investments.

The Amendment became effective on October 7, 2010 but its terms will become operative only if certain conditions, including the Administrative Agent’s receipt of evidence that the Company has issued additional senior notes in an aggregate principal amount of not less than $500 million, are satisfied.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K, and the Credit Agreement, which was filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008.

Amendment to Second Amended and Restated Receivables Purchase Agreement

In addition, on October 11, 2010, the Company entered into Amendment No. 1 to the Second Amended and Restated Receivables Purchase Agreement among Manitowoc Funding, LLC, as Seller, the Company, as Servicer, Hannover Funding Company, LLC, as Purchaser, and Norddeutsche Landesbank Girozentrale, as Agent, dated as of June 30, 2010 (the “Receivables Purchase Agreement”).  Amendment No. 1 contains non-material changes to the Receivables Purchase Agreement, including conforming the financial covenants therein to the revised financial covenants in the Amendment to the Credit Agreement discussed in (b) and (c) above.  The Receivables Purchase Agreement was filed as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, and Amendment No. 1 is attached as Exhibit 10.12(a) to this Current Report on Form 8-K for convenient reference.

Item 9.01.              Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibits are being filed herewith:

4.1                                                                                 Amendment, dated as of October 7, 2010, to the Amended and Restated Credit Agreement, dated as of August 25, 2008, by and among The Manitowoc Company, Inc., as Borrower, the Subsidiary Borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.  Schedules and exhibits to the Amendment have not been filed herewith.  The Company agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

10.12(a)                                                       Amendment No. 1, dated as of October 11, 2010, to the Second Amended and Restated Receivables Purchase Agreement among Manitowoc Funding, LLC, as Seller, The Manitowoc Company, Inc., as Servicer, Hannover Funding Company, LLC, as Purchaser, and Norddeutsche Landesbank Girozentrale, as Agent, dated as of June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.

Date: October 13, 2010	By:	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amendment, dated as of October 7, 2010, to the Amended and Restated Credit Agreement, dated as of August 25, 2008, by and among The Manitowoc Company, Inc., as Borrower, the Subsidiary Borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. Schedules and exhibits to the Amendment have not been filed herewith. The Company agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

10.12(a)

Amendment No. 1, dated as of October 11, 2010, to the Second Amended and Restated Receivables Purchase Agreement among Manitowoc Funding, LLC, as Seller, The Manitowoc Company, Inc., as Servicer, Hannover Funding Company, LLC, as Purchaser, and Norddeutsche Landesbank Girozentrale, as Agent, dated as of June 30, 2010.